Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

PATTERSON-UTI ENERGY, INC.

A DELAWARE CORPORATION

JUNE 14, 2023

i

ii

FOURTH AMENDED AND RESTATED BYLAWS

OF

PATTERSON-UTI ENERGY, INC.

a Delaware corporation

ARTICLE I

Meetings of Stockholders

Section 1. Annual Meetings. The annual meeting of stockholders shall be held at such time and place, if any, and on such date in each year as may be fixed by the board of directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly come before the meeting.

Section 2. Special Meetings. A special meeting of the stockholders for the transaction of any proper business may only be called in accordance with the provisions of the Certificate of Incorporation.

Section 3. Notices of Meetings. Unless waived, and except as provided in Section 230 of the General Corporation Law of the State of Delaware, written notice of each annual or special meeting stating the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by personal delivery or by mail, or by electronic transmission to the extent permitted by Section 232 of the General Corporation Law of the State of Delaware, to each stockholder of record entitled to vote at or entitled to notice of the meeting, not more than 60 days nor less than 10 days before any such meeting. If mailed, such notice shall be directed to the stockholder at his or her address as the same appears upon the records of the Corporation. Any stockholder, either before or after any meeting, may waive any notice required to be given by law or under these Bylaws.

Section 4. Place of Meetings. Meetings of stockholders shall be held at the principal office of the Corporation unless the board of directors determines that a meeting shall be held at some other place, if any, within or without the State of Delaware and causes the notice thereof to so state. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware.

Section 5. Quorum and Voting.

(a) Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Certificate of Incorporation or these Bylaws to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion; and provided, further, that, if a separate class vote is required with respect to any matter, the holders of a majority of the outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum of such class, and the affirmative vote of the majority of shares of such class so present shall be the act of such class. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time. Any meeting may be adjourned or recessed from time to time by the Chairman of the meeting.

(b) Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on a matter and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the stockholders with respect to such matter, unless the matter is one upon which the laws of the State of Delaware, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, require a different or minimum vote, in which case such different or minimum vote shall be the act of the stockholders on the matter. With respect to the approval of independent public accountants (if submitted for a vote of the stockholders) or the approval of any matter recommended to the stockholders by the board of directors with respect to the compensation of executives, including any advisory vote regarding executive compensation, the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted “for” or “against,” that matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders.

Section 6. Record Date. The board of directors may fix a record date for any lawful purpose, including, without limiting the generality of the foregoing, the determination of stockholders entitled to: (a) receive notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting; (b) receive payment of any dividend or other distribution or allotment of any rights; or (c) exercise any rights in respect of any change, conversion, or exchange of stock. Such record date shall not precede the date on which the resolution fixing the record date is adopted by the board of directors. Such record date shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days before the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, nor more than 10 days after the date on which the resolution fixing the record date for such written consent is adopted by the board of directors, as the case may be.

If a record date shall not be fixed in respect of any such matter, the record date shall be determined in accordance with the General Corporation Law of the State of Delaware.

Section 7. Proxies. A person who is entitled to attend a stockholders’ meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his or her other rights, by proxy or proxies appointed by a writing signed by such person.

Section 8. Notice of Stockholder Nominations and Other Business.

(a) No nominations of directors of the Corporation shall be made unless such nominations are properly brought before the meeting in accordance with the procedures hereinafter set forth in this Section 8 and in Section 11, as applicable. No other business shall be conducted at an annual meeting of stockholders unless such other business is properly brought before the meeting in accordance with the procedures hereinafter set forth in this Section 8.

(b) To be properly brought before an annual meeting, director nominations or other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors; (ii) otherwise properly brought before the meeting by or at the direction of the board of directors; (iii) otherwise properly brought before the meeting by a stockholder who is a stockholder of record on the date of the giving of the notice provided for in Section 8(c) and, on the record date for the determination of stockholders entitled to vote at such annual meeting, is entitled to vote at the annual meeting and complies with the requirements of this Section 8; or (iv) otherwise properly brought before the meeting by any Eligible Stockholder (as defined in Section 11) whose Stockholder Nominee (as defined in Section 11) is included in the Corporation’s proxy materials for the relevant annual meeting. For the avoidance of doubt, clauses (iii) and (iv) of the immediately preceding sentence shall be the exclusive means for a stockholder to make director nominations, and clause (iii) of the immediately preceding sentence shall be the exclusive means for a stockholder to propose other business (other than matters included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at an annual meeting of stockholders.

(c) For director nominations or other business to be properly brought before an annual meeting of stockholders pursuant to clause (iii) of the foregoing paragraph, in addition to any other applicable requirements, such stockholder must have given timely advance notice of such nomination or other business in writing to the Secretary of the Corporation and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation by the close of business not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered or received by the close of business not more than 120 days prior to such annual meeting, and not less than the later of 90 days prior to such annual meeting or the 10th day following the day on which public disclosure of the annual meeting date is first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice shall set forth:

(i) as to each person the stockholder proposes to nominate for election or re-election as a director: (A) all information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (B) any Disclosable Interest of such proposed nominee; (C) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act), on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand; and (D) the information required to be submitted by nominees pursuant to Section 9(a)(i);

(ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, together with the text of any proposal in connection therewith (including the text of any resolution proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(iii) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(A) the name and address of such stockholder, as they appear on the Corporation’s books and records, and the name and address of such beneficial owner (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner), and of any other stockholders or beneficial owners known by such stockholder to be supporting such nomination or other business;

(B) (1) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned by; and (2) any Disclosable Interest of, such stockholder and such beneficial owner, if any (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner);

(C) a complete and accurate description of all agreements, arrangements and understandings (whether written or oral) between or among such stockholder and beneficial owner, if any, and any other person or persons (including their names and addresses) in connection with the making of such nomination or the proposal of such other business by such stockholder and any financial interest or other material interest of such stockholder or beneficial owner, if any, in such nomination or other business;

(D) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of such meeting, and intends to appear in person or through a qualified representative at such meeting to bring such nomination or other business before the meeting; and

(E) a representation whether such stockholder or such beneficial owner, if any, intends or is part of a group which intends: (1) to deliver a proxy statement and/or form of proxy to holders of shares representing at least 50% of the voting power of the Corporation’s outstanding capital stock entitled to vote generally in the election of directors, in the case of a nomination, or holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business to be proposed in the case of other business; and/or (2) otherwise to solicit proxies from stockholders in support of such nomination or other business.

(e) A stockholder providing a notice pursuant to Section 8(b)(iii) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting, and as of the date that is 10 business days prior to the meeting or any adjournment, recess or postponement thereof. Such update and supplement shall be delivered to, or mailed to and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, recess or postponement thereof). In addition, a stockholder providing a notice pursuant to Section 8(b)(iii) shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice. Except as required by Section 8(d)(iii)(A) and Section 8(d)(iii)(B)(1), or as otherwise required by applicable law, rule or regulation, the information required in a notice provided pursuant to Section 8(b)(iii) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other entity that is a stockholder delivering a notice solely as a result of being the stockholder of record directed to prepare and deliver the notice required by these Bylaws on behalf of a beneficial owner.

(f) Notwithstanding anything in this Section 8 to the contrary, if the number of directors to be elected to the board of directors at an annual meeting is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 10 days prior to the last day a stockholder may deliver a notice in accordance with Section 8(c), a stockholder’s notice required by Section 8(b)(iii) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received at, the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

(g) Only such business shall be conducted at a special meeting of stockholders as shall have been specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, or otherwise properly brought before a meeting called in accordance with the provisions of the Certificate of Incorporation. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the board of directors; or (ii) provided that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who: (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 8(g) and on the record date for the determination of stockholders entitled to vote at such special meeting, (B) is entitled to vote at the special meeting, and (C) delivers timely advance notice thereof in writing and otherwise complies with the requirements of this Section 8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 8(g) shall be delivered to the Secretary at the principal executive offices of the Corporation by the close of business not more than 120 days prior to such special meeting, and not less than the later of 90 days prior to such special meeting or the 10th day following the day on which public disclosure of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting is first made by the Corporation.

(h) In no event shall an adjournment, postponement or recess of an annual or special meeting commence a new time period (or extend any time period) for the giving of a timely notice as described above.

(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 8 and, with respect to annual meetings only, Section 11 (as applicable), shall be eligible to be elected at any meeting of stockholders to serve as directors, and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise required by law, each of the chairman of the board of directors, the board of directors or the Chairman of a meeting of stockholders shall have the power to determine whether a nomination or any other business was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws. If any proposed nomination or other business is not in compliance with these Bylaws, then except as otherwise required by law, the Chairman of the meeting shall have the power to declare to the meeting that the nomination or other business was not properly brought before the meeting and such nomination shall be disregarded or such other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 8 or Section 11 (as applicable), unless otherwise required by law, or otherwise determined by the chairman of the board of directors, the board of directors or the Chairman of the meeting, if the stockholder does not provide the information required under Section 8(e) or Section 11(c)(i)(C)(1) (as applicable) and Section 9 within the time frames specified in these Bylaws, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(j) For purposes of these Bylaws:

(i) the term “public disclosure” means disclosure in a press release issued by the Corporation or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(ii) “beneficial ownership,” including the correlative terms “beneficially own” and “beneficial owner,” has the meaning in Rule 13d-3 under the Exchange Act, except that a person shall, in all events other than for purposes of Section 11, be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such person has a right to acquire (by conversion, exercise or otherwise) beneficial ownership currently or at any time in the future;

(iii) “Derivative Instrument” as used in clause (iv) means any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock of the Corporation, or any other derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of capital stock of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of capital stock of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of capital stock of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and without regard to whether transactions may have been entered into that hedge or mitigate the economic effect of such instrument, contract or right;

(iv) “Disclosable Interest” with respect to a person means: (A) any Derivative Instrument directly or indirectly beneficially owned by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation; (B) any proxy, contract, arrangement, understanding or relationship pursuant to which such person has any right to vote shares of any security of the Corporation; (C) any agreement, arrangement, understanding, relationship or otherwise, involving such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) to, manage the risk of share price changes for, or increase, maintain or decrease the voting power of, such person with respect to any shares of any security of the Corporation; (D) any pledge by such person of any security of the Corporation or any contract, arrangement, understanding, relationship or otherwise, that provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the value of any security of the Corporation; (E) any rights to dividends on the shares of capital stock of the Corporation beneficially owned by such person that are separated or separable from the underlying shares of capital stock of the Corporation; (F) any material pending or threatened legal proceeding in which such person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (G) any other material relationship between such person, on the one hand, and the Corporation, any affiliate of the Corporation or any person engaged in a business substantially similar to one or more of the Corporation’s principal businesses, on the other hand; (H) any direct or indirect material interest in any material contract or agreement of such person with the Corporation, any affiliate of the Corporation or any person engaged in a business substantially similar to one or more of the Corporation’s principal businesses (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and (I) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the business or the election of directors in a contested election, as applicable, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(v) the term “close of business” means 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day; and

(vi) to be considered a “qualified representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(k) Notwithstanding anything contained in this Section 8 to the contrary, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 9. Submission of Information by Director Nominees.

(a) To be eligible to be a nominee for election or re-election as a director of the Corporation pursuant to Section 8(b)(iii) or Section 11, a person must deliver to the Secretary of the Corporation at the principal executive offices of the Corporation the following information:

(i) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and (if applicable) to being named in the Corporation’s proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation, or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be provided to such person promptly following a request therefor); and

(ii) all completed and signed questionnaires required of the Corporation’s directors (which will be provided to such person promptly following a request therefor).

(b) A nominee for election or re-election as a director of the Corporation pursuant to Section 8(b)(iii) or Section 11 shall also provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director.

(c) Notwithstanding any other provision of these Bylaws, the questionnaires described in Section 9(a)(ii) and the additional information described in Section 9(b) shall be considered timely for a candidate for election or re-election as a director of the Corporation under Section 8(b)(iii) or Section 11 if provided to the Corporation promptly upon request by the Corporation, but in any event within five business days after such request, and all information provided pursuant to this Section 9 shall be deemed part of the stockholder’s notice submitted pursuant to Section 8(b)(iii) or a Stockholder Notice submitted pursuant to Section 11, as applicable.

Section 10. Conduct of Meeting. The board of directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the Chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the Chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the board of directors or by the Chairman of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the Chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the board of directors, the Chairman of the meeting may convene and, for any reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 5(a).

Section 11. Proxy Access for Director Nominations.

(a) Eligibility. Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation: (i) shall include in its proxy statement and on its form of proxy the names of, and (ii) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to Section 11(b)(i) (the “Authorized Number”) for election to the board of directors submitted pursuant to this Section 11 (each, a “Stockholder Nominee”), if:

(i) the Stockholder Nominee satisfies the eligibility requirements in this Section 11;

(ii) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 11 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below);

(iii) the Eligible Stockholder satisfies the requirements in this Section 11 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials; and

(iv) the additional requirements of these Bylaws are met.

(b) Definitions.

(i) The maximum number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of two or 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 11 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20%; provided that the Authorized Number shall be reduced: (A) by any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 11 but either is subsequently withdrawn or that the board of directors decides to nominate as a board nominee; (B) by any directors in office or director nominees that in either case shall be included in the Corporation’s proxy materials with respect to the annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the Corporation); (C) by any directors currently serving on the board of directors who were previously elected to the board of directors as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the board of directors as a board nominee; and (D) by any Stockholder Nominee who is not included in the Corporation’s proxy materials or is not submitted for director election for any reason, in accordance with the last sentence of Section 11(d)(ii). In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the board of directors resolves to reduce the size of the board of directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

(ii) To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 11 must:

(A) Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of outstanding shares of the Corporation that are entitled to vote generally in the election of directors) that represents at least 3% of the outstanding shares of the Corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”); and

(B) thereafter continue to Own the Required Shares through such annual meeting of stockholders.

For purposes of satisfying the ownership requirements of this Section 11(b)(ii), a group of not more than 20 stockholders and/or beneficial owners may aggregate the number of outstanding shares of the Corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 11 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 11. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are: (A) under common management and investment control; (B) under common management and funded primarily by a single employer; or (C) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 11, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto in Rule 12b-2 under the Exchange Act.

(iii) For purposes of this Section 11:

(A) A stockholder or beneficial owner is deemed to “Own” only those outstanding shares of the Corporation that are entitled to vote generally in the election of directors as to which the person possesses both: (1) the full voting and investment rights pertaining to the shares; and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; except that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares: (a) sold by such person in any transaction that has not been settled or closed, (b) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (c) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (a) through (c), the term “person” includes its affiliates.

(B) A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both: (1) the full voting and investment rights pertaining to the shares; and (2) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.

(C) A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice, and: (1) the person recalls the loaned shares within five business days of being notified that its Stockholder Nominee shall be included in the Corporation’s proxy materials for the relevant annual meeting; and (2) the person holds the recalled shares through the annual meeting.

(iv) For purposes of this Section 11, the “Additional Information” referred to in Section 11(a) that the Corporation will include in its proxy statement is:

(A) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(B) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of each of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 11 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(c) Stockholder Notice and Other Informational Requirements.

(i) The Stockholder Notice shall set forth all information, representations and agreements required under Section 8(d) above, including the information required with respect to any nominee for election as a director, any stockholder giving notice of an intent to nominate a candidate for election, and any stockholder, beneficial owner or other person on whose behalf the nomination is made under this Section 11. In addition, such Stockholder Notice shall include:

(A) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act;

(B) a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (1) setting forth and certifying to the outstanding number of shares of the Corporation that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in Section 11(b)(iii) of these Bylaws) continuously for at least three years as of the date of the Stockholder Notice; and (2) agreeing to continue to Own such shares through the annual meeting;

(C) the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(1) it shall provide: (a) not later than five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 11; (b) not later than five business days after the record date for the annual meeting both the information required under clauses (B) and (C) of Sections 8(d)(i) and 8(d)(iii) and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date; (c) not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment, recess or postponement thereof, both the information required under clauses (B) and (C) of Sections 8(d)(i) and 8(d)(iii) and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of the date that is 10 business days prior to the meeting or any adjournment, recess or postponement thereof; and (d) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting;

(2) it: (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have this intent; (b) has not nominated and shall not nominate for election to the board of directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 11; (c) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the board of directors; and (d) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation;

(3) it will: (a) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation; (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 11; (c) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting; (d) file with the SEC any solicitation by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A; and (e) at the request of the Corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as the Corporation may reasonably request; and

(D) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed 20, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 11(b)(ii).

(ii) To be timely under this Section 11, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation at the principal executive offices of the Corporation by the close of business (as defined in Section 8(j)(v) above) not less than 90 days nor more than 120 days prior to the anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, the Stockholder Notice to be timely must be so delivered by the close of business not more than 120 days prior to such annual meeting, and not less than the later of 90 days prior to such annual meeting or the 10th day following the day on which public disclosure (as defined in Section 8(j)(i) above) of the annual meeting date is first made by the Corporation. In no event shall an adjournment, postponement or recess of an annual meeting commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(iii) The Stockholder Notice shall include, for each Stockholder Nominee, all written and signed representations and agreements required pursuant to Section 9(a)(i) above. In addition to the information required in a Stockholder Notice, the questionnaires described in Section 9(a)(ii) above shall be provided to the Corporation promptly upon request by the Corporation, but in any event within five business days after such request. At the request of the Corporation, a Stockholder Nominee shall promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as the Corporation may reasonably request. The Corporation may request such additional information as necessary to permit the Corporation to determine if a Stockholder Nominee satisfies the requirements of this Section 11, including information relevant to a determination whether the Stockholder Nominee can be considered an independent director.

(iv) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 11.

(v) All information provided pursuant to this Section 11(c) shall be deemed part of the Stockholder Notice for purposes of this Section 11.

(d) Proxy Access Procedures.

(i) Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(A) the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 11, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 11 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, its obligations under this Section 11;

(B) the Stockholder Nominee: (1) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the Corporation’s directors; (2) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Exchange Act Rule 16b-3; (3) is or has been, within the past three years, an officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; (4) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years; or (5) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(C) the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the board of directors pursuant to the advance notice requirements for stockholder nominees for director under Section 8(b)(iii); or

(D) the election of the Stockholder Nominee to the board of directors would cause the Corporation to violate the Certificate of Incorporation, these Bylaws, or any applicable law, rule, regulation or listing standard.

(ii) An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the Authorized Number, the Stockholder Nominees to be included in the Corporation’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 11 shall be selected from each Eligible Stockholder for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the Corporation and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 11 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 11 thereafter is nominated by the board of directors, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 11), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.

(iii) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either: (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice); or (B) does not receive a number of votes cast in favor of his or her election that is at least equal to 25% of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 11 for the next two annual meetings.

(iv) Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law or otherwise determined by the chairman of the board, the board of directors or the Chairman of the meeting, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined in Section 8(j)(vi)) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. Without limiting the board of directors’ power and authority to interpret any other provisions of these Bylaws, the board of directors (and any other person or body authorized by the board of directors) shall have the power and authority to interpret this Section 11 and to make any and all determinations necessary or advisable to apply this Section 11 to any persons, facts or circumstances, in each case acting in good faith. This Section 11 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

ARTICLE II

Directors

Section 1. Number of Directors. The number of directors of the Corporation shall be determined from time to time solely by resolution of the board of directors.

Section 2. Election of Directors. Directors shall be elected at the annual meeting of stockholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any stockholder entitled to vote at such election, but unless such request is made, the election may be conducted in any manner approved at such meeting.

At each meeting of stockholders for the election of directors, the persons receiving the greatest number of votes shall be directors.

Section 3. Term of Office. Each director shall hold office until the annual meeting next succeeding his or her election and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office, or death.

Section 4. Removal. All the directors, or all the directors of a particular class, or any individual director may be removed from office, with or without cause, by the vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 5. Vacancies. Vacancies in the board of directors may be filled by a majority vote of the remaining directors until an election to fill such vacancies is held. Stockholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the stockholders called for that purpose, and any directors elected at any such meeting of stockholders shall serve until the next annual election of directors and until their successors are elected and qualified, or until their earlier resignation, removal from office, or death.

Section 6. Quorum and Transaction of Business. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

Section 7. Regular Meetings. Regular meetings of the board of directors shall be held at such times and places, within or without the State of Delaware, as the board of directors may, by resolution, from time to time determine. The secretary shall give notice of each such resolution to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

Section 8. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, the chief executive officer, the president, or a majority of the directors in office, and shall be held at such times and places, within or without the State of Delaware, as may be specified in such call.

Section 9. Notice of Special Meetings. Notice of the time and place of each special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to attend the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed or sent by electronic transmission at least 48 hours prior to the meeting and directed to the residence or electronic mail address of each director as shown upon the secretary’s records. The giving of notice shall be deemed to have been waived by any director who shall attend and participate in such meeting and may be waived, in a writing or by electronic transmission, by any director either before or after such meeting.

Section 10. Action by Consent. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or of such committee consent thereto in writing or by electronic transmission, as the case may be, and such written consent or electronic transmission is filed with the minutes of proceedings of the board of directors or of such committee. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 11. Compensation. The directors, as such, shall be entitled to receive such reasonable compensation, if any, for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the board be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

Section 12. Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the General Corporation Law of the State of Delaware, or other similar emergency condition, as a result of which a quorum of the board of directors or a standing committee of the board of directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the board of directors as they shall deem necessary and appropriate.

ARTICLE III

Committees

Section 1. Executive Committee. The board of directors may from time to time, by resolution passed by a majority of the whole board, create an executive committee of three or more directors, the members of which shall be elected by the board of directors to serve during the pleasure of the board. If the board of directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the board of directors, possess and may exercise all of the powers of the board of directors in the management of the business and affairs of the Corporation, other than that of filling vacancies among the directors or in any committee of the directors or except as provided by law. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action and shall be subject to control, revision, and alteration by the board of directors, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the executive committee shall be filled by the directors, and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

Section 2. Meetings of Executive Committee. Subject to the provisions of these Bylaws, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the board of directors, and it shall also meet at the call of the chairman of the board, the chief executive officer, the president, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 9 of Article II relating to the notice required to be given of meetings of the board of directors shall also apply to meetings of the members of the executive committee.

Section 3. Other Committees. The board of directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the board of directors. The provisions of Section 1 and Section 2 of this Article III shall govern the appointment and action of such committees so far as consistent, unless otherwise provided by the board of directors. Vacancies in such committees shall be filled by the board of directors or as the board of directors may provide.

ARTICLE IV

Officers

Section 1. General Provisions. The board of directors shall elect a president, such number of vice presidents (if any), with such titles (if any), as the board may from time to time determine, and a secretary. The board of directors may also elect a chairman of the board of directors, chief executive officer, chief operating officer, chief financial officer, and may from time to time create such offices and appoint such other officers, subordinate officers, and assistant officers as it may determine. The chairman of the board, if one be elected, shall be, but the other officers need not be, chosen from among the members of the board of directors. Any two or more of such offices, other than those of president and vice president, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity.

Section 2. Term of Office. The officers of the Corporation shall hold office during the pleasure of the board of directors, and, unless sooner removed by the board of directors, until their successors are chosen and qualified. The board of directors may remove any officer at any time, with or without cause. Subject to the provisions of Section 7 of Article V of these Bylaws, a vacancy in any office, however created, shall be filled by the board of directors.

ARTICLE V

Duties of Officers

Section 1. Chairman of the Board. The chairman of the board, if one be elected, shall be the chief executive officer of the Corporation (unless a separate chief executive officer is elected), shall preside at all meetings of the board of directors and, unless the chairman of the board designates another officer of the Corporation to so preside, meetings of stockholders, and shall have such other powers and duties as may be prescribed by the board of directors.

Section 2. Chief Executive Officer. Unless and to the extent that such powers and duties are expressly delegated to the chairman of the board or the president by the board of directors, the chief executive officer shall be the chief executive officer of the Corporation, and, subject to the supervision of the board of directors, shall, together with the president (and each of them acting individually shall), have general management and control of the business and properties of the corporation in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer. In the absence of the chairman of the board, or if none be elected, the chief executive officer shall preside at meetings of stockholders. The chief executive officer shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments in the name of the Corporation and shall have such powers and duties as the board of directors may from time to time assign to him or her.

Section 3. President. Unless and to the extent that such powers and duties are expressly delegated to the chairman of the board or chief executive officer by the board of directors, the president shall, together with the chief executive officer (and each of them individually shall) have, subject to the supervision of the board of directors, general management and control of the business and properties of the Corporation in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer. In the absence of the chairman of the board, or if none be elected, the president shall preside at meetings of stockholders. The president shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments in the name of the Corporation and shall have such powers and duties prescribed by the General Corporation Law of the State of Delaware and such other powers and duties as the board of directors may from time to time assign to him or her.

Section 4. Vice Presidents. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the board of directors, the chairman of the board, the chief executive officer, or the president. At the request of the president, in the case of his or her absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes, and other instruments shall be coordinated with like authority of the president.

Section 5. Secretary. The secretary shall keep minutes of all the proceedings of the stockholders and the board of directors and shall make proper record of the same, which shall be attested by him or her; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments to be executed by the Corporation which require his or her signature; shall give notice of meetings of stockholders and directors; shall produce on request at each meeting of stockholders a certified list of stockholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the board of directors; and, in general, shall perform all duties incident to the office of the secretary and such other duties as may from time to time be assigned to him or her by the board of directors, the chairman of the board, the chief executive officer, or the president.

Section 6. Assistant and Subordinate Officers. Each other officer shall perform such duties as the board of directors, the chairman of the board, the chief executive officer, or the president may prescribe. The board of directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

Section 7. Duties of Officers May Be Delegated. In the absence of any officer of the Corporation, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.

Section 8. Signature Authority. Unless otherwise specifically determined by the board of directors or otherwise provided by law or these Bylaws, contracts, evidences of indebtedness and other instruments or documents of the Corporation: (a) may be executed, signed or endorsed by the chief executive officer or the president; or (b) may be executed, signed or endorsed by any vice president, the secretary, or any other officer, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.

ARTICLE VI

Indemnification of Directors, Officers, Employees and Other Agents

Section 1. Indemnification of Directors and Officers. The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation, provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized in advance by the board of directors of the Corporation; (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the General Corporation Law of Delaware; or (iv) such indemnification is required to be made pursuant to an individual contract. For purposes of this Section 1, a “director” or “officer” of the Corporation includes any person: (i) who is or was a director or officer of the Corporation; (ii) who is or was serving at the request of the Corporation as a director, officer, manager or partner of another corporation, partnership, limited liability company, limited partnership, joint venture, trust or other enterprise (individuals serving as directors, managers and officers of subsidiaries of the Corporation are deemed to be serving at the request of the Corporation); or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 2. Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person: (i) who is or was an employee or agent of the Corporation; (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, limited liability company, limited partnership, joint venture, trust or other enterprise; or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

Section 4. Expenses. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager or partner of another corporation, partnership, limited liability company, limited partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise; provided, however, that the Corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the board of directors of the Corporation. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 5, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

Section 5. Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of Delaware.

Section 6. Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

ARTICLE VII

Certificates for Shares

Section 1. Form and Execution. The shares of the Corporation shall be represented by certificates or may be uncertificated, as provided under the General Corporation Law of the State of Delaware. Every holder of stock in the Corporation holding shares of the Corporation represented by certificates shall be entitled to have a certificate certifying the number of fully-paid shares owned in such form as shall be approved by the board of directors. Such certificates shall be signed by the chairman or vice-chairman of the board of directors, or the president or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer; provided, however, that the signatures of any of such officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped, or printed. If any officer or officers who shall have signed, or whose facsimile signature shall have been used, printed, or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be as effective in all respects as though signed by a duly elected, qualified, and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

Section 2. Registration of Transfer. Any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.

Section 3. Lost, Destroyed or Stolen Certificates. A new share certificate or certificates, or uncertificated shares, may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed, or wrongfully taken upon (a) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed, or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction, or taking, the certificate was endorsed, and (b) the furnishing to the Corporation of indemnity and other assurances, if any, satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses, or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates, or uncertificated shares, or in respect of the original certificate.

Section 4. Registered Stockholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall commence on such date in each year as shall be designated from time to time by the board of directors. In the absence of such designation, the fiscal year of the Corporation shall commence on January 1 in each year.

ARTICLE IX

Seal

The board of directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the board of directors, duplicate seals may be provided and kept for the purposes of the Corporation.

ARTICLE X

Amendments

These Bylaws shall be subject to alteration, amendment, repeal, or the adoption or new Bylaws either by the affirmative vote of a majority of the whole board of directors or by consent pursuant to Section 10 of Article II of these Bylaws, or by the affirmative vote of a majority of the outstanding stock of the Corporation, present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present.

ARTICLE XI

Forum for Adjudication of Disputes

Section 1. Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of this Article XI, internal corporate claims means claims, including claims in the right of the Corporation: (a) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or (b) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

Section 2. Enforceability. If any provision of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

25